UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 27, 2025
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 27, 2025, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Lauren Thomas DeFina as the Company’s Vice President, Chief Accounting Officer (principal accounting officer), effective as of April 1, 2025.
Lauren Thomas DeFina, age 42, has most recently served as the Company’s Vice President, Corporate Controller since October 2023, as Interim Corporate Controller from April 2023 to October 2023, and as Director of Technical Accounting and Special Projects from November 2016 to April 2023. Ms. DeFina holds a M.S. in Accounting and a B.S. in Business Administration from the University of Connecticut and is a Certified Public Accountant.
In connection with her appointment, the Company increased Ms. DeFina’s base annual salary to $318,400.
There is no arrangement or understanding between Ms. DeFina and any other person pursuant to which she was selected as Chief Accounting Officer. Ms. DeFina has no family relationships with any of our directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
As previously announced, John Witek, who served as Interim Chief Financial Officer and Chief Accounting Officer, is retiring effective March 31, 2025. Also as previously announced, Robert Gold was appointed as Chief Financial Officer effective March 10, 2025. Ms. DeFina will replace Mr. Witek as Chief Accounting Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lance Rosenzweig
Name: Lance Rosenzweig
Date: March 27, 2025	Title: Chief Executive Officer